UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2006

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 2, 2006, CenterPoint Properties Trust, a Maryland real estate investment trust (the “Company”), entered into an Amendment to Agreement and Plan of Merger (the “Amendment”) with CalEast Industrial Investors, LLC, a California limited liability company (“CalEast”), and Solstice Merger Trust, a Maryland real estate investment trust (“Merger Sub”), which Amendment, subject to the conditions stated therein, amended the Agreement and Plan of Merger dated December 7, 2005 by and among CalEast, Merger Sub and the Company (the “Merger Agreement”).  The Amendment would permit CalEast, subject to satisfaction of specified conditions, to assign its rights, but not its obligations, under the Merger Agreement to a newly formed entity wholly owned, directly or indirectly, by State of California Public Employees’ Retirement System and an affiliate of Jones Lang LaSalle.  The Amendment is an Exhibit to the Proxy Statement filed by the Company with the Commission on February 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated: February 8, 2006	By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer
Secretary